UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 4, 2025
DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 7.01.	REGULATION FD DISCLOSURE.
DexCom, Inc. (the “Company”) does not expect a material impact from the warning letter described under Item 8.01 below to the Company’s manufacturing capacity or the fiscal year 2025 guidance for Revenue previously issued on February 13, 2025.

ITEM 8.01.	OTHER EVENTS.
On March 4, 2025, the Company received a warning letter from the U.S. Food and Drug Administration (the “FDA”) following inspections of the Company’s facilities in San Diego, California, and Mesa, Arizona. In the warning letter, the FDA cited deficiencies in the response letters sent by the Company to the FDA following the Form 483, List of Investigational Observations (the “Form 483”), which was delivered to the Company in connection with the inspection of the San Diego facility that occurred from October 21, 2024 through November 7, 2024, and the inspection of the Mesa, Arizona facility that occurred from June 10, 2024 through June 14, 2024.
The warning letter describes observed non-conformities in manufacturing processes and quality management system. The warning letter does not restrict the Company’s ability to produce, market, manufacture or distribute products, require recall of any products, nor restrict the Company’s ability to seek FDA 510(k) clearance of new products.
The Company takes the matters identified in the warning letter seriously, has already submitted several responses to the Form 483 and is in the process of preparing a written response to the warning letter. The Company intends to continue to undertake certain corrections and corrective actions and will also continue to provide regular updates to the FDA in response to the Form 483. The Company cannot, however, give any assurances that the FDA will be satisfied with its response or as to the expected date of the resolution of the matters included in the warning letter. Until the issues cited in the warning letter are resolved to the FDA’s satisfaction, additional legal or regulatory action may be taken without further notice.
Cautionary Notes on Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “target,” and similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the Company’s response to the FDA, fiscal year 2025 guidance for Revenue, and the impact of any further action by the FDA. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to the risks described in Dexcom’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof. The provision of the information in this report shall not be deemed an admission as to the materiality of any of the information contained herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

By:	/s/ MICHAEL BROWN Michael Brown Executive Vice President, Chief Legal Officer

Date:	March 7, 2025